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CONTACTS:
Mark Trinske
Vice President, Investor Relations
(734) 997-4910
mark.trinske@proquest.com


PROQUEST COMPANY ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

ANN ARBOR, Mich., May 6, 2005 - ProQuest Company (NYSE: PQE), a leading provider of information solutions and content to the education, automotive and power equipment markets, today announced the resignation of Chief Financial Officer, Kevin Gregory.

Gregory will step down as CFO by year-end 2005. Gregory has been an employee of ProQuest Company, formerly known as Bell and Howell, since 1996 and has served as CFO since June 2002.

Alan Aldworth, Chairman and CEO stated, "I would like to thank Kevin Gregory for his contributions to the growth and repositioning of ProQuest Company over the past several years. I appreciate his professionalism in planning a smooth transition."

Aldworth indicated that ProQuest Company will immediately begin a search for a new CFO. Aldworth also confirmed the company remains committed to the full year earnings guidance provided in last week's conference call.


ABOUT PROQUEST COMPANY
ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of information solutions for the education, automotive and power equipment markets. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world's automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services. ProQuest Company was recently named one of the nation's 200 best small companies by Forbes magazine, and one of the 100 fastest growing technology companies in the United States by Business 2.0 magazine.

FORWARD-LOOKING STATEMENTS
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: increased debt level due to the acquisition of Voyager, changes in customer demands or industry

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standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to successfully integrate the Voyager acquisition, the ability to successfully close and integrate other acquisitions, demand for ProQuest's products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest's business, including K-12 and higher education, and automotive, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company's ability to obtain OEM data access agreements, the company's ability to obtain financing, global economic conditions, financial market performance, and other risks listed under "Risk Factors" in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.



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